Exhibit 10.30

Execution Version

CANADIAN PLEDGE AND SECURITY AGREEMENT

This CANADIAN PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Security Agreement”) is entered into as of December 22, 2020, by and among each of the undersigned identified on the signature pages hereto as Grantors (together with any other entity that may become a party hereto as provided herein, each a “Grantor”, and collectively, the “Grantors”), and Texas Capital Bank, National Association, in its capacity as administrative agent (the “Administrative Agent”) for the Lenders and the other Secured Parties.

PRELIMINARY STATEMENTS

A.            Reference is made to that certain Credit Agreement dated as February 8, 2019, among FLEX LEASING POWER & SERVICE LLC, a Delaware limited liability company (“Flex U.S.”), Flex Leasing Power and Service ULC, an Alberta unlimited liability corporation (“Flex Canada”, and together with Flex U.S. and any Subsidiary of Flex U.S. that becomes party thereto from time to time as a “Borrower”, each a “Borrower” and collectively, the “Borrowers”), the other Loan Parties from time to time party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (as amended and supplemented to the date hereof and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans and other extensions of credit to the Borrowers for the purposes set forth therein.

B.            The Loan Parties and/or certain of their Subsidiaries and certain Bank Product Providers have or may enter into certain Bank Product Agreements, including without limitation, Hedge Agreements (the “Secured Bank Product Agreements”).

C.            The Guarantors have provided a guarantee under the Credit Agreement or may from time to time execute a written guaranty whether by means of a joinder or assumption agreement related thereto or otherwise (such guarantee and such written guaranty, joinders and assumption agreements, as they may from time to time be amended, restated, replaced, modified or supplemented, are collectively the “Guaranty”), pursuant to which, upon the terms and conditions stated therein, the Guarantors party thereto have agreed to guarantee the obligations of the Borrowers and the other Loan Parties under the Credit Agreement, the other Loan Documents and the Secured Bank Product Agreements. The Credit Agreement, the Guaranty, the other Loan Documents and the Secured Bank Product Agreements are collectively referred to herein as the “Secured Transaction Documents”.

D.            The Administrative Agent and the other Secured Parties have conditioned their obligations under the Secured Transaction Documents upon the execution and delivery by the Grantors of this Security Agreement, and the Grantors have agreed to enter into this Security Agreement to secure all obligations owing to the Administrative Agent and the other Secured Parties under the Secured Transaction Documents.

E.            Each Grantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extension of credit made (and to be made) by the Lenders thereunder.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1            Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2            Terms Defined in PPSA or STA. Terms defined in the PPSA or the STA (each as defined below) which are not otherwise defined in this Security Agreement are used herein as defined in the PPSA or the STA, as applicable.

1.3            Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Account Debtor” means a Person who is obligated on an Account.

“Accounts” shall have the meaning set forth in the PPSA.

“Amendment” shall have the meaning set forth in Section 4.4 hereof.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to any Grantor under all material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Assumption Agreement” means an Assumption Agreement substantially in the form of Annex 1 hereto.

“Chattel Paper” shall have the meaning set forth in the PPSA.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Report” means any certificate, report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

“Commodity Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a futures intermediary holding such Grantor’s assets, including funds and futures contracts, and the Administrative Agent with respect to collection and control of all deposits, futures contracts and other balances held in a Commodity Account maintained by any Grantor with such futures intermediary.

“Commodity Accounts” shall mean all “futures accounts” as defined in the PPSA.

“Control” shall have the meaning set forth in Section 1(1.1) of the PPSA.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a Deposit Account maintained by any Grantor with such banking institution.

“Deposit Account” means a demand, time, savings, passbook, or similar Account maintained with an organization that is engaged in the business of banking (including savings banks, savings and loan associations, credit unions, and trust companies), but does not include Investment Property or Accounts evidenced by an Instrument.

“Document of Title” shall have the meaning set forth in the PPSA.

“Effective Date” means (a) with respect to each Grantor party hereto on the date hereof, the Third Amendment Effective Date, and (b) with respect to each other Grantor, the “Effective Date” as defined in the Assumption Agreement by means of which such Grantor becomes a party hereto.

“Equipment” shall have the meaning set forth in the PPSA.

“Event of Default” means an event described in Section 5.1.

“Excluded Payments” shall have the meaning set forth in Section 4.6(c)(iii) hereof.

“Exhibit” refers to a specific exhibit to this Security Agreement (unless another document is specifically referenced) as from time to time supplemented by any Assumption Agreements.

“Fixtures” means goods that have become so related to particular real property that an interest in them arises under real property law.

“Generator Location” means, at any time, any customer location where a Grantor’s Generator Units or Field Units are in the possession of a customer pursuant to an uptime energy, servicing or lease agreement entered into by a Grantor and such Person in the ordinary course of business.

“Goods” shall have the meaning set forth in the PPSA.

“Industrial Designs” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all industrial designs and industrial design applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Instruments” shall have the meaning set forth in the PPSA.

“Intangibles” shall have the meaning set forth in the PPSA.

“Inventory” shall have the meaning set forth in the PPSA.

“Investment Property” shall have the meaning set forth in the PPSA.

“Letter-of-Credit Rights” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, but does not include the right of a beneficiary to demand payment or performance under a letter of credit.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, Industrial Designs or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.

“PPSA” means the Personal Property Security Act (Alberta) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of the Administrative Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than Alberta, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Proceeds” shall have the meaning set forth in the PPSA and, in any event shall include, without limitation all dividends or other income from the Pledged Collateral, collections thereon and distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Documents of Title, Investment Property, Instruments and any other rights or claims to receive money which are Intangibles or which are otherwise included as Collateral.

“Receiver” means a receiver, an interim receiver, a manager or a receiver and manager.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Grantor, a securities intermediary holding such Grantor’s assets, including funds and securities, or an issuer of Securities, and the Administrative Agent with respect to collection and control of all deposits, securities and other balances held in a Securities Account maintained by any Grantor with such securities intermediary.

“Securities Accounts” shall have the meaning set forth in the PPSA.

“Security” shall have the meaning set forth in the PPSA.

“STA” means the Securities Transfer Act (Alberta), as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” means any Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document of Title, Intangible, Instrument or Investment Property.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“ULC” means an Issuer that is an unlimited company, unlimited liability corporation or unlimited liability company.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and any other present or future Laws governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all of its present and after-acquired personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favour of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)            all Pledged Collateral now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence;

(ii)           all Accounts;

(iii)          all Chattel Paper;

(iv)          all Copyrights, Patents, Trademarks, Industrial Designs and other intellectual property;

(v)           all Documents of Title;

(vi)          all Equipment;

(vii)         all Fixtures;

(viii)        all Intangibles;

(ix)           all Goods;

(x)            all Instruments;

(xi)           all Inventory (including Generator Units and Field Units);

(xii)          all Investment Property;

(xiii)         all cash or cash equivalents;

(xiv)         all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xv)          all Deposit Accounts with any bank or other financial institution;

(xvi)        all Securities Accounts;

(xvii)       all Commodity Accounts;

(xviii)      all Assigned Contracts;

(xix)        all Hedge Agreements; and

(xx)         all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of its Obligations; provided, however, that “Collateral” shall not include (i) any Excluded Assets; and provided further, that (x) Excluded Assets shall not include any proceeds, products, substitutions, or replacements of Excluded Assets unless such proceeds, products, substitutions, or replacements of Excluded Assets would otherwise constitute Excluded Assets and (y) if and when any such item, category or type of property shall cease to be an Excluded Asset, such property shall be deemed at all times from and after such date to constitute Collateral; (ii) any Consumer Goods; or (iii) the last day of any real property lease or any agreement to lease real property, to which a Grantor is now or becomes a party as lessee, provided that any such last day shall be held in trust by such Grantor and, on the exercise by the Administrative Agent of its rights and remedies hereunder, shall be assigned by the Grantor as directed by the Administrative Agent.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the Secured Parties that:

3.1            Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate, limited liability company, unlimited liability corporation, partnership, or other similar organizational actions, as applicable, of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate jurisdictions against such Grantor in the locations listed on Exhibit H and this Security Agreement (or other short form security agreement) has been filed in the Canadian Intellectual Property Office, the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, and all filing and recordation fees associated therewith have been paid, the Administrative Agent will have a validly perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2            Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its jurisdiction of organization and the organizational number issued to it by its jurisdiction of organization are set forth on Exhibit A.

3.3            Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4            Collateral Locations and Serial Number Goods. All of such Grantor’s locations where Collateral is located, excluding Generator Locations, are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (a) which are leased by the Grantor as lessee and designated in Part II(b) of Exhibit A and (b) at which Inventory or other Collateral is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part II(c) of Exhibit A. All serial number goods owned by such Grantor that are Equipment are listed in Part III of Exhibit A, together with the jurisdiction in which each such serial number good is located.

3.5            Deposit Accounts, Commodity Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts, Commodity Accounts and Securities Accounts (including any Excluded Accounts) as of the Effective Date are listed on Exhibit B.

3.6            Exact Names. As of the Effective Date, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as may be described in Exhibit A, such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7            Letter-of-Credit Rights and Chattel Paper. As of the Effective Date, Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor as of the Effective Date. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8            Accounts and Chattel Paper.

(a)            The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

(b)            With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (iii) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; and (iv) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

(c)            In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Blocked Account subject to a Deposit Account Control Agreement as required by Section 2.11 of the Credit Agreement; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9            Inventory. With respect to any Inventory of any Loan Party scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit, Inventory located at a Generator Location or Inventory subject to maintenance or repair) is located at one of such Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit, Inventory located at a Generator Location or Inventory subject to maintenance or repair) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, and except for Permitted Liens, (d) except as specifically disclosed in the most recent Collateral Report delivered to the Administrative Agent, such Inventory is Eligible Inventory, Eligible Generator Units, Eligible New Generator Units or Eligible Field Units, as the case may be and (e) such Inventory is not subject to any licensing, patent, royalty, trademark, industrial design, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition.

3.10          Intellectual Property. As of the Effective Date, such Grantor does not have any interest in, or title to, any Patent, Trademark, Industrial Design or Copyright except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the jurisdictions listed on Exhibit H and this Security Agreement (or, if applicable, such short-form intellectual property security agreements as the parties may agree upon) with the Canadian Intellectual Property Office, the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, fully perfected first priority security interests in favour of the Administrative Agent on such Grantor’s Patents, Trademarks, Industrial Designs and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Administrative Agent’s Lien on such Grantor’s Patents, Trademarks, Industrial Designs or Copyrights shall have been duly taken.

3.11          Filing Requirements. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Exhibit E and (b) Patents, Trademarks, Industrial Designs and Copyrights held by such Grantor and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12          No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Section 4.1(e).

3.13          Pledged Collateral.

(a)            Exhibit G sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and except for any Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities for the purposes of the STA as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as an Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a Securities Account Control Agreement and (iv) all Pledged Collateral which represents indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)            In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)            Except as set forth in Exhibit G, as of the Effective Date, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents indebtedness owed to such Grantor is subordinated in right of payment to other indebtedness or subject to the terms of an indenture.

ARTICLE IV
COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Assumption Agreement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Assumption Agreement), each such additional Grantor agrees that:

4.1            General.

(a)            Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time request.

(b)            Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain a perfected, security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any PPSA jurisdiction and may (i) indicate such Grantor’s Collateral (A) as all present and after-acquired personal property of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the PPSA or such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by the PPSA for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any PPSA jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)            Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)            Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 7.8 of the Credit Agreement.

(e)            Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Permitted Liens.

(f)            Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 50(5) of the PPSA.

(g)            Locations. Such Grantor will not (i) maintain any Collateral owned by it (other than Collateral in transit and Collateral subject to maintenance or repair) at any location other than those locations listed on Exhibit A and Generator Locations, (ii) otherwise change, or add to, such locations (other than Generator Locations) without the Administrative Agent’s prior written consent as required by the Credit Agreement (and if the Administrative Agent gives such consent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by Section 4.13), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by Section 4.15 and the Credit Agreement.

(h)            Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2            Receivables.

(a)            Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b)            Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c)            Delivery of Invoices. Promptly after the request of the Administrative Agent, such Grantor will deliver to the Administrative Agent duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.

(d)            Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists and such discount, credit or rebate exceeds $50,000 or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable is in excess of $50,000 individually and $150,000 in the aggregate, such Grantor will promptly disclose such fact to the Administrative Agent in the next Borrowing Base Report submitted by it.

4.3          Inventory and Equipment.

(a)            Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory in saleable condition and its Equipment in good repair and working and saleable condition, except for damaged or defective goods and consumption of Inventory arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(b)            Returned Inventory. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

(c)            Equipment. Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral. Such Grantor will maintain a perpetual Inventory reporting system at all times.

4.4          Delivery of Instruments, Securities, Chattel Paper and Documents of Title. Such Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement, the originals of all certificated Securities constituting Collateral owned by it on the Effective Date (if any then exist), (b) deliver to the Administrative Agent immediately upon execution of this Security Agreement, the originals of all Chattel Paper and other Instruments, in each case with a value in excess of $50,000, constituting Collateral owned by it on the Effective Date (if any then exist), (c) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent (i) any such Securities constituting Collateral or (ii) any such Chattel Paper and Instruments, in each case, with a value in excess of $50,000, constituting Collateral, (d) not permit the aggregate value of all Chattel Paper and other Instruments constituting Collateral and owned by the Grantors for which the originals have not been delivered to the Administrative Agent pursuant to the foregoing clauses (b) and (c)(ii) to exceed $100,000, (e) promptly within five Business Days of the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document of Title evidencing or constituting Collateral, (f) mark conspicuously all original Chattel Paper, Instruments and Documents of Title (other than any delivered to the Administrative Agent) with an appropriate reference to the security interest of the Administrative Agent and (g) promptly within five Business Days of the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5          Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement unless such Pledged Collateral is held in an Excluded Account.

4.6          Pledged Collateral.

(a)            Grantors as Issuers. In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees that it will be bound by the terms of this Security Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)            Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders.

(c)            Exercise of Rights in Pledged Collateral.

(i)            Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement, the Intercreditor Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral;

(ii)            Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence of an Event of Default, without notice and so long as the Obligations have been accelerated (upon demand or otherwise) pursuant to Section 9.2 of the Credit Agreement, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof;

(iii)            Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv)            All Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.7          Intellectual Property.

(a)            If requested by the Administrative Agent, such Grantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any License held by such Grantor and to enforce the security interests granted hereunder.

(b)            Such Grantor shall notify the Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark, Industrial Design or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office) regarding such Grantor’s ownership of any Patent, Trademark, Industrial Design or Copyright, its right to register the same, or to keep and maintain the same.

(c)            In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark, Industrial Design or Copyright with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office or any similar office or agency without giving the Administrative Agent prior written notice thereof, and, upon request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may request to evidence the Administrative Agent’s first priority security interest on such Patent, Trademark, Industrial Design or Copyright, and the Intangibles of such Grantor relating thereto or represented thereby.

(d)            Such Grantor shall take all actions necessary or requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks, Industrial Designs and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor and the Administrative Agent shall determine that such Patent, Trademark, Industrial Designs or Copyright is not material to the conduct of such Grantor’s business.

(e)            Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark, Industrial Design or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent shall deem appropriate under the circumstances to protect such Patent, Trademark, Industrial Design or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks, Industrial Designs or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8          [Intentionally Deleted.]

4.9          Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $50,000, it shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Administrative Agent thereof and cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and agree to direct all payments thereunder to a Blocked Account for application to the Obligations, in accordance with Section 2.5(d) of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent. No Grantor shall permit the aggregate face amounts of all letters of credit for which the Grantors are beneficiary and for which the applicable Grantor has not taken the steps set forth in the immediately preceding sentence to exceed $100,000.

4.10        Federal, Provincial or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the Canadian government or any provincial, territorial or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, provincial, territorial or municipal law.

4.11        No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

4.12        Insurance. Each Grantor shall maintain insurance in accordance with the requirements of Section 6.5 of the Credit Agreement. All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at such Grantor’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from such Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13        Collateral Access Agreements.

(a)            For any location leased by a Grantor or where any Inventory of such Grantor is in the possession or control of any Person other than a Grantor or any of its Subsidiaries (other than a Generator Location), such Grantor shall obtain Collateral Access Agreements in accordance with Section 6.14 of the Credit Agreement; provided that to the extent a Collateral Access Agreement has not been provided for such location, a Rent Reserve for rent, charges and other amounts due or to become due with respect to such location may be established by the Administrative Agent in its Permitted Discretion. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third-party warehouse where any Collateral is or may be located.

(b)            For each Generator Location, such Grantor (i) shall not prepare, draft, amend, supplement or modify any uptime energy, servicing or lease agreement for any Generator Unit in a manner that adversely affects the rights and security interests of the Administrative Agent hereunder, and (ii) with respect to any uptime energy, servicing or lease agreement for any Generator Units entered into by such Grantor after the Third Amendment Effective Date for any Generator Location, such Grantor shall use commercially reasonable efforts to include the following provision or a similar provision reasonably acceptable to the Administrative Agent in each such uptime energy, servicing or lease agreement: “Customer shall provide Flex Leasing Power & Service LLC, a Delaware limited liability company (“Company”), and its officers, representatives, agents and lenders with access to the site at all times while Company’s Equipment is present on Customer’s locations; provided that, any party not an officer, representative or agent of Company shall (i) not enter the site without the prior consent of Customer, which consent shall not be unreasonably withheld; (ii) adhere to the safety requirements of Customer and Company; and (iii) be accompanied by an officer, representative or agent of Company at all times.”

4.14         Control Agreements. Subject to Section 5 of the Third Amendment, for each Deposit Account, Securities Account and Commodity Account (other than Excluded Accounts) that such Grantor at any time maintains, such Grantor will, substantially contemporaneously with the opening of such Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts), pursuant to a Control Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which such Control Agreement shall cause the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or futures intermediary that maintains such Commodity Account, as applicable, to agree to comply at any time with instructions from the Administrative Agent to such depository bank, securities intermediary or futures intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Grantor, or take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such Deposit Account, Securities Account or Commodity Account.

4.15        Change of Name or Location; etc. Such Grantor shall not (a) change its name as it appears in official filings in the jurisdiction of its incorporation or organization, (b) change its chief executive office, principal place of business or mailing address, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its jurisdiction of incorporation or other organization, (e) change its jurisdiction of incorporation or organization, or (f) change the jurisdictions in which its tangible Collateral is located (other than to a jurisdiction in which the Administrative Agent has a current and valid registration against such Grantor), in each case, unless the Administrative Agent shall have received at least thirty (30) days prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favour of the Administrative Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location shall be in Canada. Such Grantor shall not change its fiscal year which currently ends on December 31 without the prior written consent of the Administrative Agent.

4.16        Assigned Contracts. If requested by the Administrative Agent, such Grantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any Assigned Contract held by such Grantor and to enforce the security interests granted hereunder. Such Grantor shall fully perform all of its obligations under each of its Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided however, that such Grantor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of an Assigned Contract. Without limiting the generality of the foregoing, such Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Such Grantor shall notify the Administrative Agent and the Lenders in writing, promptly after such Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Administrative Agent on all further developments with respect thereto. Such Grantor shall deposit into a Deposit Account subject to a Deposit Account Control Agreement, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts. If such Grantor shall fail after the Administrative Agent’s demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Administrative Agent may, and at the direction of the Required Lenders shall, directly enforce such right in its own or such Grantor’s name and may enter into such settlements or other agreements with respect thereto as the Administrative Agent or the Required Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Administrative Agent for the benefit of the Secured Parties under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, such Grantor shall indemnify and hold the Administrative Agent and Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Grantor to or in favour of such obligor or its successors. All such obligations of such Grantor shall be and remain enforceable only against such Grantor and shall not be enforceable against the Administrative Agent or the Secured Parties. Notwithstanding any provision hereof to the contrary, such Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Administrative Agent’s or any Secured Party’s exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations. Neither the Administrative Agent nor any Secured Party shall be obligated to perform or fulfill any of such Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

4.17        Additional Grantors.

(a)            Domestic Subsidiaries. Each Grantor agrees to cause each Domestic Subsidiary of such Grantor that is required to become a party to the U.S. Security Agreement pursuant to Section 6.13(a) of the Credit Agreement to become a Grantor for all purposes of the U.S. Security Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 attached to the U.S. Security Agreement.

(b)            Non-Domestic Subsidiaries. Each Grantor agrees to cause each Subsidiary incorporated, formed or otherwise organized under the laws of Canada or any province or territory thereof of such Grantor that is permitted to exist under the terms of the Loan Documents and is otherwise required to become a party to this Security Agreement pursuant to the Credit Agreement to become a Grantor for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 attached hereto.

4.18        ULC Shares. Each Grantor acknowledges that certain of the Collateral of such Grantor may now or in the future consist of ULC Shares, and that it is the intention of the Administrative Agent and each Grantor that neither the Administrative Agent nor any other Secured Party should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Security Agreement, the Credit Agreement or any other Loan Document, where a Grantor is the registered owner of ULC Shares which are Collateral of such Grantor, such Grantor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Administrative Agent, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, each Grantor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of certificated Securities pledged by such Grantor, which shall be delivered to the Administrative Agent to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Grantor would if such ULC Shares were not pledged to the Administrative Agent pursuant hereto. Nothing in this Security Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Security Agreement, the Credit Agreement or any other Loan Document shall, constitute the Administrative Agent, any other Secured Party, or any other Person other than the applicable Grantor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Grantor and further steps are taken pursuant hereto or thereto so as to register the Administrative Agent, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Administrative Agent or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral of any Grantor without otherwise invalidating or rendering unenforceable this Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of any Grantor which is not ULC Shares. Except upon the exercise of rights of the Administrative Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Security Agreement, each Grantor shall not cause or permit, or enable an issuer that is a ULC to cause or permit, the Administrative Agent or any other Secured Party to: (a) be registered as a shareholder or member of such issuer; (b) have any notation entered in their favour in the share register of such issuer; (c) be held out as shareholders or members of such issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such issuer by reason of the Administrative Agent holding the Liens over the ULC Shares; or (e) act as a shareholder of such issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such issuer or to vote its ULC Shares.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1           Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)            Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)            The breach by any Grantor of any of the terms or provisions of Article IV.

(c)            The breach by any Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within ten days after such breach.

(d)            The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

(e)            Any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security constitutes a security for the purposes of the STA of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a Securities Account Control Agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security constitutes a security for the purposes of the STA of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

5.2          Remedies.

(a)            Upon the occurrence of an Event of Default, the Administrative Agent may, or at the direction of the Required Lenders, shall exercise any or all of the following rights and remedies:

(i)            those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default;

(ii)            those rights and remedies available to a secured party under the PPSA (whether or not the PPSA applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)           give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to such Collateral;

(iv)          without notice (except as specifically provided in Section 7.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable;

(v)           so long as the Obligations have been accelerated (upon demand or otherwise) pursuant to Section 9.2 of the Credit Agreement, concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof;

(vi)          appoint by instrument in writing one or more Receivers of any or all Grantors or any or all of the Collateral of any or all Grantors with such rights, powers and authority (including any or all of the rights, powers and authority of the Administrative Agent under this Security Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time (it being acknowledged that, to the extent permitted by applicable law, any Receiver appointed by the Administrative Agent will (for purposes relating to the responsibility for the Receiver’s acts or omissions) be considered to be the agent of any such Grantor and not of the Administrative Agent or any of the other Secured Parties); and

(vii)         obtain from any court of competent jurisdiction an order for the appointment of a Receiver of any or all Grantors or of any or all of the Collateral of any or all Grantors.

(b)            The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable provincial, territorial or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)            The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)            Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)            Notwithstanding the foregoing, neither the Administrative Agent nor any Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)            Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under applicable securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3          Grantor’s Obligations Upon Event of Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a)            assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b)            permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(c)            at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4          Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1           Account Verification. The Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2          Authorization for Secured Party to Take Certain Action.

(a)            Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Obligations as provided in Section 2.5(d) of the Credit Agreement, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all cheques, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement, the Credit Agreement or under any other Loan Document.

(b)            All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i) through (vi) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3          Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

6.4          Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
GENERAL PROVISIONS

7.1         Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article VIII, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2          Limitation on Administrative Agent’s and any Secured Party’s Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (a) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3            Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.4            Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall constitute Obligations payable on demand.

7.5            Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.3(d), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 or 5.3 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.

7.6            Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

7.7            No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever (other than any Amendment or Assumption Agreement) shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 11.10 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Obligations have been paid in full.

7.8            Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9            Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10            Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder.

7.11            Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12           Taxes and Expenses. Any stamp or transfer taxes payable or ruled payable by federal, provincial or territorial authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.13            Headings. The title of and section headings in this Security Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.14           Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (a) the Credit Agreement has terminated pursuant to its express terms and (b) all of the Obligations have been paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or supporting letter of credit has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the Secured Parties which would give rise to any Obligations are outstanding.

7.15           Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

7.16           CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

7.17           CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT SITTING IN THE PROVINCE OF ALBERTA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

7.18           WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

7.19           Indemnity. Section 11.2 of the Credit Agreement is hereby incorporated by reference mutatis mutandis, as if stated verbatim herein as agreements and obligations of each Grantor.

7.20           Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of this Security Agreement by fax or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

7.21           Lien Absolute. All obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Obligations;

(b)           any lack of validity or enforceability relating to or against Borrowers, any other Loan Party or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Obligations, or any applicable Law purporting to prohibit the payment by Borrowers, any other Loan Party or any other guarantor of the Obligations of the principal of or interest on the Obligations;

(c)           any modification or amendment of or supplement to the Credit Agreement or any other Loan Document;

(d)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Obligations, including any increase or decrease in the rate of interest thereon;

(e)           any change in the corporate existence, structure or ownership of the Borrowers, any other Loan Party or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrowers, any other Loan Party or any other guarantor of the Obligations, or any of their assets or any resulting release of discharge of any obligation of Borrowers, any other Loan Party or any other guarantor or any of the Obligations;

(f)            any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Obligations;

(g)           any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement, any other Loan Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of any Grantor; or

(h)            any other act or omission to act or delay of any kind by Borrowers, any other Loan Party, any other guarantor of the Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Grantor’s obligations hereunder.

7.22            Release. Each Grantor consents and agrees that the Administrative Agent may at any time, or from time to time, in its discretion:

(a)            renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Obligations; and

(b)            exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Administrative Agent in connection with all or any of the Obligations; all in such manner and upon such terms as the Administrative Agent may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Obligations.

7.23            Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Security Agreement, the Liens, security interests and rights granted pursuant to this Security Agreement shall be subject to the terms, provisions and conditions of, the Intercreditor Agreement. In the event of any conflict between this Security Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Administrative Agent hereunder shall be exercised by the Administrative Agent, nor shall any direction be given by the Administrative Agent in contravention of, the Intercreditor Agreement.

ARTICLE VIII
NOTICES

8.1            Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be given in accordance with Section 11.11 of the Credit Agreement, with each notice to each Grantor other than the Borrowers being given in the same manner as notice to the Borrowers under the Credit Agreement, provided that such notice shall in each case be sent by mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the notice address set forth on Exhibit A, and to the Administrative Agent and the Lenders at the addresses set forth in accordance with Section 11.11 of the Credit Agreement.

8.2            Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX
THE ADMINISTRATIVE AGENT

Texas Capital Bank, National Association has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article 10 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article 10. Any successor Administrative Agent appointed pursuant to Article 10 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

ARTICLE X

CONSENT TO PLEDGED EQUITY

10.1            Each Grantor and each of its Subsidiaries, in its respective capacity as an issuer of Pledged Collateral (in such capacity, an “Issuer”), hereby (a) consents to the grant by each other Grantor to the Administrative Agent, for the benefit of the Secured Parties, of a security interest in and lien on all of the Pledged Collateral, (b) represents to the Administrative Agent that it has no rights of setoff or other claims against any of the Pledged Collateral, (c) acknowledges and agrees that it shall, upon demand by the Administrative Agent, pay to the Administrative Agent, for the benefit of the Secured Parties, any dividends and distributions due to any Grantor in accordance with the terms hereof, and (d) consents to the transfer of such Pledged Collateral to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

10.2            Each Grantor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

FLEX LEASING POWER AND SERVICE ULC

By:
Name:	Darin Romine
Title:	Vice President

[Signature Page to Canadian Pledge and Security Agreement]

ADMINISTRATIVE AGENT:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature Page to Canadian Pledge and Security Agreement]